Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces 2014 First Quarter Results, Raises Full-year

Revenue Projection and Reaffirms Earnings and EBITDA Guidance

•	Quarterly Revenue up 5% to $964 Million

•	Quarterly Continuing Operations Adjusted Diluted EPS of $0.21 per share

•	Quarterly Continuing Operations Adjusted EBITDA of $75 Million

•	Quarter-end Backlog at $4.2 Billion, up 22% over last year

Coral Gables, FL (May 1, 2014) — MasTec, Inc. (NYSE: MTZ) today announced 2014 first quarter financial results.

Despite the impact of severe winter weather disruptions, 2014 first quarter revenue increased 5% to $964 million from $919 million in the prior year quarter. The quarterly revenue increase was primarily driven by a 19% increase in the Oil and Gas segment and a 5% increase in Communications, reflecting a 27% increase in wireless projects. Net income from continuing operations was $16.2 million, or $0.19 per diluted share, compared to $19.3 million, or $0.23 per diluted share for the first quarter of 2013.

First quarter 2014 adjusted net income from continuing operations, a non-GAAP measure, was $18.2 million compared to $24.2 million in 2013. First quarter 2014 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.21 compared to $0.29 in 2013. First quarter continuing operations adjusted EBITDA, also a non-GAAP measure, was $75 million compared $81 million in 2013.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, non-GAAP measures exclude the impact of discontinued operations, loss on extinguishment of debt from the 2013 refinancing of our senior notes due 2017 and non-cash stock based compensation expense. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “Despite a slow start to the year due to wide spread and severe winter weather disruptions, we continue to see excellent long-term momentum in the markets that we serve. We expect another record year in 2014 and continue to be excited about growth opportunities in 2015 and beyond.”

George Pita, MasTec’s Executive Vice President and CFO, added, “First quarter results were in line with our expectations despite the adverse weather conditions that impacted much of the U.S. This decreased work productivity and delayed the billings and collections process negatively impacting financial performance and cash flow on a year-over-year basis. As these factors normalize, we expect improved performance in the second quarter, as well as strong financial performance in the second half of 2014.”

Today, the Company is raising full year 2014 revenue and reaffirming earnings and EBITDA guidance and adding guidance for the second quarter. The Company currently estimates 2014 revenue of approximately $4.7 to $4.8 billion. 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $520 to $525 million, with continuing operations adjusted diluted earnings per share at $2.27 to $2.30.

For the second quarter of 2014, the Company expects revenue of approximately $1.15 to $1.20 billion. Second quarter 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $124 million with continuing operations adjusted diluted earnings per share, a non-GAAP measure, estimated at $0.53.

Estimated 2014 non-GAAP measures are calculated on a basis consistent with historical non-GAAP measures. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Management will hold a conference call to discuss these results on Friday, May 2, 2014 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-0664 and the replay number is (719) 457-0820, with a pass code of 7523811. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2014	2013

Revenue	$964,029	$918,648
Costs of revenue, excluding depreciation and amortization	841,054	791,499
Depreciation and amortization	33,494	31,753
General and administrative expenses	53,327	48,885
Interest expense, net	12,003	10,045
Loss on extinguishment of debt	—	5,624
Other income, net	(1,955)	(826)

Income from continuing operations before income taxes	$26,106	$31,668
Provision for income taxes	(9,916)	(12,348)

Net income from continuing operations	$16,190	$19,320
Discontinued operations:
Net loss from discontinued operations	$(122)	$(947)

Net income	$16,068	$18,373

Net income attributable to non-controlling interests	45	3

Net income attributable to MasTec, Inc.	$16,023	$18,370

Earnings per share:
Basic earnings (loss) per share:
Continuing operations	$0.21	$0.25
Discontinued operations	(0.00)	(0.01)

Total basic earnings per share	$0.21	$0.24

Basic weighted average common shares outstanding	77,345	76,608

Diluted earnings (loss) per share:
Continuing operations	$0.19	$0.23
Discontinued operations	(0.00)	(0.01)

Total diluted earnings per share	$0.19	$0.22

Diluted weighted average common shares outstanding	86,622	84,094

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets, including discontinued operations	$1,357,936	$1,306,223
Property and equipment, net	509,585	488,132
Goodwill and other intangibles, net	1,084,447	1,066,060
Long-term assets, including discontinued operations	61,439	60,552

Total assets	$3,013,407	$2,920,967

Liabilities and Equity
Current liabilities, including discontinued operations	$820,389	$826,746
Acquisition-related contingent consideration, net of current portion	119,756	112,370
Long-term debt	841,335	765,425
Long-term deferred tax liabilities, net	154,151	155,012
Other liabilities	40,929	40,357
Equity	1,036,847	1,021,057

Total liabilities and equity	$3,013,407	$2,920,967

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2014	2013
Net cash (used in) provided by operating activities	$(20,394)	$26,130
Net cash used in investing activities	(57,110)	(27,093)
Net cash provided by financing activities	64,314	84,365

Net (decrease) increase in cash and cash equivalents	(13,190)	83,402
Net effect of currency translation on cash	(476)	(60)
Cash and cash equivalents – beginning of period	22,927	26,767

Cash and cash equivalents – end of period	9,261	110,109

Cash and cash equivalents of discontinued operations	—	862

Cash and cash equivalents of continuing operations	$9,261	$109,247

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
Segment Information	2014	2013

Revenue by Reportable Segment
Communications	$447.1	$424.9
Oil and Gas	379.8	318.8
Electrical Transmission	80.1	84.6
Power Generation and Industrial	54.2	88.9
Other	2.8	2.3
Eliminations	0.0	(0.9)

Consolidated revenue	$964.0	$918.6

	For the Three Months Ended March 31,
EBITDA by Reportable Segment – Continuing Operations	2014	2013
Communications	$43.4	$46.4
Oil and Gas	34.9	42.4
Electrical Transmission	3.5	3.4
Power Generation and Industrial	0.5	(0.2)
Other	0.2	0.1
Corporate	(10.9)	(18.6)

EBITDA – continuing operations	$71.6	$73.5

Non-cash stock-based compensation expense	3.3	2.4
Loss on debt extinguishment	—	5.6

Adjusted EBITDA – continuing operations	$74.9	$81.4

	For the Three Months Ended March 31,
EBITDA Margin by Reportable Segment – Continuing Operations	2014	2013
Communications	9.7%	10.9%
Oil and Gas	9.2%	13.3%
Electrical Transmission	4.4%	4.0%
Power Generation and Industrial	0.9%	(0.3)%
Other	5.8%	3.8%
Eliminations	—	—
Corporate	NA	NA

EBITDA margin – continuing operations	7.4%	8.0%

Non-cash stock-based compensation expense	0.3%	0.3%
Loss on debt extinguishment	—	0.6%

Adjusted EBITDA margin – continuing operations	7.8%	8.9%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31, 2014		For the Three Months Ended March 31, 2013
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$16.2	1.7%	$19.3	2.1%
Interest expense, net	12.0	1.2%	10.0	1.1%
Provision for income taxes	9.9	1.0%	12.3	1.3%
Depreciation and amortization	33.5	3.5%	31.8	3.5%

EBITDA – continuing operations	$71.6	7.4%	$73.5	8.0%
Non-cash stock-based compensation expense	3.3	0.3%	2.4	0.3%
Loss on debt extinguishment	—	—	5.6	0.6%

Adjusted EBITDA – continuing operations	$74.9	7.8%	$81.4	8.9%

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2014	2013
Adjusted Net Income Reconciliation
Net income from continuing operations	$16.2	$19.3
Non-cash stock-based compensation expense, net of tax	2.0	1.4
Loss on debt extinguishment, net of tax	—	3.4

Adjusted net income from continuing operations	$18.2	$24.2
Loss from discontinued operations, net of tax	(0.1)	(0.9)

Adjusted net income	$18.1	$23.2

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2014	2013
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.19	$0.23
Non-cash stock-based compensation expense, net of tax	0.02	0.02
Loss on debt extinguishment, net of tax	—	0.04

Adjusted diluted earnings per share – continuing operations	$0.21	$0.29
Diluted loss per share – discontinued operations	(0.00)	(0.01)

Adjusted diluted earnings per share	$0.21	$0.28

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended June 30,	For the Three Months Ended June 30,
	2014 Est.	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$43	$35.5
Interest expense, net	13	11.8
Provision for income taxes	27	21.8
Depreciation and amortization	37	33.6

EBITDA – continuing operations	$120	$102.7
Non-cash stock-based compensation expense	4	4.3
Sintel legal settlement	—	2.8

Adjusted EBITDA – continuing operations	$124	$109.8

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	3.6% – 3.8%	3.6%
Interest expense, net	1.1%	1.2%
Provision for income taxes	2.2% – 2.3%	2.3%
Depreciation and amortization	3.1% – 3.2%	3.4%

EBITDA margin – continuing operations	10.0% – 10.4%	10.5%
Non-cash stock-based compensation expense	0.3% – 0.4%	0.4%
Sintel legal settlement	—	0.3%

Adjusted EBITDA margin – continuing operations	10.3% – 10.8%	11.2%

	Guidance for the Three Months Ended June 30,	For the Three Months Ended June 30,
	2014 Est.	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliation

Adjusted Net Income from Continuing Operations Reconciliation

Net income from continuing operations	$43	$35.5
Non-cash stock-based compensation expense, net of tax	3	2.6
Sintel legal settlement, net of tax	—	1.7

Adjusted net income from continuing operations	$46	$39.9

	Guidance for the Three Months Ended June 30,	For the Three Months Ended June 30,
	2014 Est.	2013
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$0.50	$0.42
Non-cash stock-based compensation expense, net of tax	0.03	0.03
Sintel legal settlement, net of tax	—	0.02

Adjusted diluted earnings per share – continuing operations	$0.53	$0.47

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$188 – 191	$147.7	$116.6
Interest expense, net	47	46.4	37.4
Provision for income taxes	115 – 117	92.5	76.1
Depreciation and amortization	154	140.9	92.0

EBITDA – continuing operations	$504 – 509	$427.6	$322.1
Non-cash stock-based compensation expense	16	12.9	4.4
Loss on debt extinguishment	—	5.6	—
Sintel legal settlement	—	2.8	9.6

Adjusted EBITDA – continuing operations	$520 – 525	$448.9	$336.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	4.0%	3.4%	3.1%
Interest expense, net	1.0%	1.1%	1.0%
Provision for income taxes	2.4% – 2.5%	2.1%	2.0%
Depreciation and amortization	3.2% – 3.3%	3.3%	2.5%

EBITDA margin – continuing operations	10.6% – 10.7%	9.9%	8.6%
Non-cash stock-based compensation expense	0.3%	0.3%	0.1%
Loss on debt extinguishment	—	0.1%	—
Sintel legal settlement	—	0.1%	0.3%

Adjusted EBITDA margin – continuing operations	10.9% – 11.1%	10.4%	9.0%

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$188 – 191	$147.7	$116.6
Non-cash stock-based compensation expense, net of tax	10	8.0	2.7
Loss on debt extinguishment, net of tax	—	3.5	—
Sintel legal settlement, net of tax	—	1.7	5.8

Adjusted net income from continuing operations	$198 – 201	$160.8	$125.1

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$2.16 – 2.19	$1.74	$1.42
Non-cash stock-based compensation expense, net of tax	0.11	0.09	0.03
Loss on debt extinguishment, net of tax	—	0.04	—
Sintel legal settlement, net of tax	—	0.02	0.07

Adjusted diluted earnings per share – continuing operations	$2.27 – 2.30	$1.90	$1.53

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect of economic downturns on demand for our services, reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; trends in electricity, oil, natural gas and other energy source prices; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; risks associated with operating in international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; our ability to settle conversions of our convertible notes in cash due to contractual restrictions, including those contained in our credit facility, and the availability of cash; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.